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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2005 (June 6 as to Note 3), accompanying the financial statements and schedules of Beijing Wanwei Pharmaceutical Co., Ltd. contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiary on Form S-1/A. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton
Hong Kong
July 11, 2005